Exhibit 10.19

THIRD AMENDMENT, WAIVER AND CONSENT

This Third Amendment, Waiver and Consent (“Third Consent”) is made and entered into as of March ___, 2016, by and among Accelerated Pharma, Inc., a Delaware corporation (the “Company”), and the parties identified on the signature page hereto (each a “Prior Purchaser” and collectively, “Prior Purchasers”). Capitalized terms used but not defined herein will have the meanings assigned to them in the Securities Purchase Agreements and Transaction Documents (as defined below). Capitalized terms defined herein shall be incorporated in the Transaction Documents, as appropriate.

WHEREAS, the Company and Prior Purchasers identified on Schedule A entered into Securities Purchase Agreements (“Securities Purchase Agreements”) and other Transaction Documents (collectively, “Transaction Documents”) dated as of December 23, 2014, May 8, 2015, June 11, 2015 and November 6, 2015; and

WHEREAS, the Transaction Documents were previously amended and certain consents and waivers were granted pursuant to a certain Amendment, Waiver and Consent entered into as of May 8, 2015 and as further amended on November 6, 2015 pursuant to a Second Amendment, Waiver and Consent; and

WHEREAS, the Company issued to the Prior Purchasers Secured Convertible Notes (“Prior Notes”) and Warrants (the “Prior Warrants”); and

WHEREAS, the Company intends to sell secured convertible notes (“Proposed Offering Notes”) and Common Stock purchase warrants (“Proposed Offering Warrants”) for an aggregate purchase price of up to $1,500,000 (the “Proposed Offering”) as set forth in certain securities purchase agreements and related transaction documents (collectively, “Proposed Offering Securities Purchase Agreements” and “Proposed Offering Transaction Documents”), dated at or after the date of this Third Consent, between the Company and the purchasers thereto (“Proposed Offering Purchasers”), and the exhibits and schedules attached thereto; and

WHEREAS, in connection with the Proposed Offering, the Prior Purchasers are entitled to certain rights; and

WHEREAS, in connection with the Proposed Offering, the Company and Prior Purchasers agree to the following amendments, waivers, and consents, which amendments, waivers and consents shall be effective, the approval of a Majority in Interest which shall be binding on all Prior Purchasers, and only upon the closing of the Proposed Offering (“Effective Date”).

NOW, THEREFORE, the Company and Prior Purchasers hereby agree as follows:

1.          The Amended and Restated Security Agreement dated May 8, 2015 is hereby replaced by the Second Amended and Restated Security Agreement dated as of the date hereof.

2.           The definition of “Qualified Offering” in Section 1.1 of the Securities Purchase Agreements is deleted and replaced with the following:

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““Qualified Offering” means the first occurrence of an offering of the Company’s Common Stock which closes in one or more closings in connection with which the Company receives not less than $5,000,000 of gross cash proceeds from the sale of Common Stock on or before November 15, 2016 by Palladium Capital Advisors, LLC pursuant to the terms of an investment banking agreement between the Company and Palladium Capital Advisors, LLC, and thereafter by the Company or other placement agent until the Maturity Date (as defined in the Note) accelerated or otherwise.”

3.           Until _______, 2016, the Prior Purchasers waive the delivery of the audits and financial statements as further described in Section 4.3 of the Securities Purchase Agreements.

4.           In connection with the Proposed Offering, the Prior Purchasers waive the prohibition against the Company from engaging in Subsequent Equity Sales as defined in Section 4.9 of the Securities Purchase Agreements.

5.          The meaning of “End Date” as defined in Section 4.9 of the Securities Purchase Agreements shall be amended to mean the later to occur of (i) a Going Public Event, or (ii) December 31, 2017.

6.           Section 4.10 of the Securities Purchase Agreements will be deleted in its entirety and replaced with the following:

“4.10 Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents or Proposed Offering Transaction Documents (which means the Proposed Offering by the Company of up to $1,500,000 (“Proposed Offering”) in secured convertible notes (“Proposed Offering Notes”), and Common Stock purchase warrants (“Proposed Offering Warrants”) pursuant to the terms of the securities purchase agreements (“Proposed Offering Securities Purchase Agreements”) dated at or after the date of this Agreement but before _____ and other transaction documents (“Proposed Offering Transaction Documents”)) unless the same or substantially similar consideration is also offered, mutatis mutandis, on a ratable basis to all of the parties to this Agreement and the Proposed Offering Securities Purchase Agreements. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.”

7.           Section 5.5 of the Securities Purchase Agreements is deleted and replaced with the following language, which will aggregate the Prior Purchasers of the Notes issued on December 23, 2014, May 8, 2015, June 11, 2015 and November 16, 2015 together with the Proposed Offering Purchasers in connection with determining a Majority in Interest (prior to this Third Consent, the December 23, 2014 Prior Purchasers were not aggregated with the balance of the Prior Purchasers in determining a Majority in Interest):

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“Amendments; Waivers. Except with respect to the Amended and Restated Security Agreement dated May 8, 2015 as further amended pursuant to the Second Amended and Restated Security Agreement dated March __, 2016, no provision of this Agreement nor any other Transaction Document may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding at least a majority in interest (“Majority in Interest”) of the component of the affected Securities then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement nor any other Transaction Document shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement thereof, nor shall any delay or omission of any party to exercise any right thereunder in any manner impair the exercise of any such right. For purposes of determining a Majority in Interest with respect to the Notes issued on December 23, 2014, May 8, 2015, June 11, 2015 and November 6, 2015 (collectively, Prior Notes”), the holders of Prior Notes and Proposed Offering Notes (as defined in the Third Amendment Waiver and Consent) shall be aggregated. A Majority in Interest with respect to the Second Amended and Restated Security Agreement shall mean a majority based on the aggregate of the Prior Purchasers of December 23, 2014, May 8, 2015, June 11, 2015 and November 6, 2015 and Proposed Offering Purchasers.”

8.          Section 2(e) of the Prior Notes will be deleted in its entirety and replaced with the following:

“(e) Pari Passu. Except as otherwise set forth herein, all payments made on this Note, the Other Notes, the Prior Notes (as defined in the Third Amendment Waiver and Consent), and the Proposed Offering Notes (as defined in the Third Amendment Waiver and Consent) and all actions taken by the Borrower with respect to this Note, the Other Notes, the Prior Notes and Proposed Offering Notes, including but not limited to Mandatory Conversion, if such action may or must be taken with respect to this Note, Other Notes, the Prior Notes or Proposed Offering Notes, shall be made and taken pari passu with respect to this Note, the Other Notes, and the Prior Notes. Notwithstanding anything to the contrary contained herein or in the Transaction Documents, it shall not be considered non-pari passu for a Holder, Other Holder, Holder of Prior Notes or Proposed Note Holder to elect to receive interest paid in shares of Common Stock or for the Borrower to actually pay interest in shares of Common Stock to such electing Holder, Other Holder, Holder of Prior Notes or Proposed Note Holder.”

9.          The last sentence of Section 4(d) of the Prior Notes shall be deleted and replaced with the following:

“The limitation contained in this paragraph shall apply at any time with respect to a mandatory exchange as described in Section 6(a) and otherwise, only from and after the occurrence of a Going Public Event.”

10.          Section 8(a)xxi of the Prior Notes shall be deleted in its entirety and replaced with the following: “the occurrence of an Event of Default under any Other Note, any other Prior Note (as defined in the Third Amendment Waiver and Consent) or any Proposed Offering Note.”

11.          The Termination Date (as defined in the Warrant) of the Prior Warrants issued on May 8, 2015, June 11, 2015 and November 6, 2015 is amended to December 23, 2019.

12.          The undersigned consents to the Company completing the Proposed Offering pursuant to the terms of this Third Consent.

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13.          The undersigned represents to the Company that it is the holder of the Prior Notes and Prior Warrants in the amounts set forth on Schedule A hereto, it has not sold, transferred or otherwise assigned any of the Prior Notes and Prior Warrants and it has the authority to enter into and deliver this Consent.

14.          The Company represents that Schedule A hereto identifies all of the holders and sets forth the amounts as of the closing date of the Proposed Offering of all of the securities issued or issuable pursuant to the Securities Purchase Agreements and that the Transaction Documents have not been previously amended nor any waiver of any term thereof granted by any party thereto other than as set forth in the Amendment Waiver and Consent, the Second Amendment, Waiver and Consent and this Third Consent.

15.          This Third Consent may be executed in counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument. This Third Consent may be signed and delivered by facsimile or electronically and such facsimile or electronically signed and delivered Third Consent shall be enforceable.

16.          This Third Consent shall be included in the definition of Transaction Documents as such term is defined in the Securities Purchase Agreements.

17.          Sections 5.4, 5.5, 5.12 and 5.21 of the Securities Purchase Agreements are incorporated herein by reference.

18.          The parties acknowledge that this Third Consent is being entered into for the benefit of the Proposed Offering Purchasers and who are hereby made third party beneficiaries of this Third Consent with rights of enforcement until the sooner of the abandonment of the Proposed Offering or ____, 2016. This Third Consent may not be amended without the consent of such investors described in the Securities Purchase Agreement to the Proposed Offering, which consent may be withheld for any reason.

19.          The parties acknowledge that the additional notice party for the Company is: Randy Saluck, Esq., c/o Mortar Rock Capital, 767 Third Avenue, 11th Floor, New York, NY 10017, fax: (212) 308-3625.

21.          Except as expressly set forth herein, this Third Consent shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents or of any right, power or remedy of the Purchaser, or constitute a waiver of any provision of the Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith and any other agreement to which the Purchaser may be parties to, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. Except as set forth herein, the Purchaser reserves all rights, remedies, powers, or privileges available under the Transaction Documents and any other agreement to which the Purchaser may be parties to, at law or otherwise. This Third Consent shall not constitute a novation or satisfaction and accord of the Transaction Documents or any other document, instrument and/or agreement executed or delivered in connection therewith and any other agreement to which the Purchaser may be a party to.

(Signatures to follow)

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IN WITNESS WHEREOF, the Company and the undersigned Prior Purchasers have caused this Third Consent to be executed as of the date first written above.

ACCELERATED PHARMA, INC.
the “Company”

By:

“PRIOR PURCHASER”

Name of Prior Purchaser: ______________________________________________________________

Signature of Authorized Signatory of Prior Purchaser: _______________________________________

Name of Authorized Signatory: ___________________________________________________________

Title of Authorized Signatory: ____________________________________________________________

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